Exhibit 99.1

IASIS Healthcare Announces Second Quarter 2010 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--May 6, 2010--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal second quarter and six months ended March 31, 2010.

Net revenue for the second quarter totaled $624.5 million, an increase of 7.9%, compared to $578.7 million in the prior year quarter. Adjusted EBITDA for the second quarter totaled $79.6 million, compared to $86.3 million in the prior year quarter. A table describing adjusted EBITDA and reconciling net earnings from continuing operations to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information. Net earnings from continuing operations for the second quarter totaled $22.1 million, compared to $28.4 million in the prior year quarter.

Adjusted EBITDA was negatively affected by a $3.7 million decline at Health Choice, the Company’s Medicaid and Medicare managed health plan in Arizona. In addition, the prior year quarter included a reduction in other operating expenses of $4.0 million as a result of changes in prior period estimates for professional and general liability and workers’ compensation reserves, compared to only $1.0 million in the current year quarter. Adjusted EBITDA at Health Choice has been impacted by a slight decline in overall premium revenue on a per member per month basis, resulting in large part from changes in Medicaid funding by the state of Arizona, and rising medical costs, compared to the prior year quarter.

Admissions increased 0.8% and adjusted admissions decreased 0.4%, respectively, in the second quarter, compared to the prior year quarter. Net patient revenue per adjusted admission increased 4.7% in the second quarter, compared to the prior year quarter.

In commenting on quarterly results, David R. White, chairman and chief executive officer of IASIS Healthcare, said, “While we recognize the second quarter included certain challenges, we continue to believe we are well positioned for the future. In the midst of economic headwinds, including high unemployment and state budgetary issues, our solid track record of effective cost management has helped to maintain strong operating cash flows and strengthen our financial position. We believe these characteristics, along with the strategic use of capital over the recent past, will help us to navigate the uncertainty of a challenging economic environment.”

Net revenue for the six months ended March 31, 2010, totaled $1.3 billion, an increase of 9.9%, compared to $1.1 billion in the prior year period. Adjusted EBITDA for the six months ended March 31, 2010, totaled $151.4 million, compared to $153.1 million in the prior year period. Net earnings from continuing operations for the six months ended March 31, 2010, totaled $41.5 million, compared to $42.3 million in the prior year period.

Admissions and adjusted admissions increased 2.6% and 1.4%, respectively, in the six months ended March 31, 2010, compared to the prior year period. Net patient revenue per adjusted admission increased 4.2% in the six months ended March 31, 2010, compared to the prior year period.

A listen-only simulcast and 30-day replay of IASIS’ second quarter conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on May 6, 2010. A copy of this press release will also be available on the Company’s Web site.

IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 15 acute care hospital facilities and one behavioral health hospital facility with a total of 2,884 beds in service and has total annual net revenue of approximately $2.5 billion. These hospital facilities are located in six regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; three cities in Texas, including San Antonio; Las Vegas, Nevada; and West Monroe, Louisiana. IASIS also owns and operates a Medicaid and Medicare managed health plan in Phoenix that serves more than 199,000 members. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)

	Quarter Ended March 31,		Six Months Ended March 31,
	2010	2009	2010	2009
Net revenue:
Acute care revenue	$437,574	$421,179	$862,234	$819,626
Premium revenue	186,948	157,495	391,245	320,672
Total net revenue	624,522	578,674	1,253,479	1,140,298

Costs and expenses:
Salaries and benefits (includes stock compensation of $2,128, $138, $2,249 and $279, respectively)	174,171	168,372	344,653	330,508
Supplies	68,425	63,753	133,834	123,579
Medical claims	160,094	126,598	338,661	263,600
Other operating expenses	88,683	77,953	173,275	157,303
Provision for bad debts	45,536	45,167	93,485	92,298
Rentals and leases	10,145	9,734	20,420	19,213
Interest expense, net	16,622	15,817	33,354	34,795
Depreciation and amortization	24,025	24,296	47,902	49,292
Management fees	1,250	1,250	2,500	2,500
Hurricane-related property damage	-	938	-	938
Total costs and expenses	588,951	533,878	1,188,084	1,074,026

Earnings from continuing operations before gain (loss) on disposal of assets and income taxes	35,571	44,796	65,395	66,272
Gain (loss) on disposal of assets, net	(161)	20	(57)	1,313

Earnings from continuing operations before income taxes	35,410	44,816	65,338	67,585
Income tax expense	13,270	16,449	23,861	25,260

Net earnings from continuing operations	22,140	28,367	41,477	42,325
Earnings (loss) from discontinued operations, net of income taxes	(25)	211	21	(500)

Net earnings	22,115	28,578	41,498	41,825
Net earnings attributable to non-controlling interests	(2,033)	(2,977)	(4,061)	(4,574)

Net earnings attributable to IASIS Healthcare LLC	$20,082	$25,601	$37,437	$37,251

IASIS HEALTHCARE LLC Consolidated Balance Sheets (Unaudited) (in thousands)

	March 31, 2010	Sept. 30, 2009

ASSETS

Current assets:
Cash and cash equivalents	$158,511	$206,528
Accounts receivable, net	228,907	230,198
Inventories	52,601	50,492
Deferred income taxes	20,872	39,038
Prepaid expenses and other current assets	53,510	49,453
Total current assets	514,401	575,709

Property and equipment, net	980,916	997,353
Goodwill	717,920	717,920
Other intangible assets, net	28,500	30,000
Other assets, net	36,621	36,222
Total assets	$2,278,358	$2,357,204

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$70,234	$68,552
Salaries and benefits payable	37,421	42,548
Accrued interest payable	12,503	12,511
Medical claims payable	122,606	113,519
Other accrued expenses and other current liabilities	68,210	65,701
Current portion of long-term debt and capital lease obligations	6,672	8,366
Total current liabilities	317,646	311,197

Long-term debt and capital lease obligations	1,048,146	1,051,471
Deferred income taxes	108,240	106,425
Other long-term liabilities	54,443	54,222

Non-controlling interests with redemption rights	72,527	72,527

Equity:
Member’s equity	666,954	750,932
Non-controlling interests	10,402	10,430
Total equity	677,356	761,362
Total liabilities and equity	$2,278,358	$2,357,204

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Six Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net earnings	$41,498	$41,825
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	47,902	49,292
Amortization of loan costs	1,564	1,498
Stock compensation costs	2,249	279
Deferred income taxes	19,589	9,530
Income tax benefit from stock compensation	(1,770)	-
Income tax benefit from parent company interest	3,275	-
Loss (gain) on disposal of assets, net	57	(1,313)
Loss (earnings) from discontinued operations	(21)	500
Hurricane-related property damage	-	938
Changes in operating assets and liabilities, net of the effect of dispositions:
Accounts receivable, net	1,578	(29,695)
Inventories, prepaid expenses and other current assets	(6,165)	6,383
Accounts payable, other accrued expenses and other accrued liabilities	7,010	14,170
Net cash provided by operating activities – continuing operations	116,766	93,407
Net cash provided by (used in) operating activities – discontinued operations	(199)	1,124
Net cash provided by operating activities	116,567	94,531

Cash flows from investing activities:
Purchases of property and equipment, net	(30,187)	(49,272)
Proceeds from sale of assets	36	4,973
Change in other assets, net	1,013	1,595
Net cash used in investing activities – continuing operations	(29,138)	(42,704)
Net cash provided by investing activities – discontinued operations	-	10
Net cash used in investing activities	(29,138)	(42,694)

Cash flows from financing activities:
Payment of debt and capital lease obligations	(5,138)	(6,379)
Distribution to parent company in connection with the repurchase of equity, net	(124,962)	-
Distributions to non-controlling interests	(5,277)	(2,919)
Costs paid for the repurchase of partnership interests, net	(69)	(1,341)
Net cash used in financing activities	(135,446)	(10,639)

Change in cash and cash equivalents	(48,017)	41,198
Cash and cash equivalents at beginning of period	206,528	80,738
Cash and cash equivalents at end of period	$158,511	$121,936

Supplemental disclosure of cash flow information:
Cash paid for interest	$31,837	$33,969
Cash paid (received) for income taxes, net	$6,188	$(566)

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Quarter Ended March 31, 2010
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$437,574	$-	$-	$437,574
Premium revenue	-	186,948	-	186,948
Revenue between segments	3,336	-	(3,336)	-
Net revenue	440,910	186,948	(3,336)	624,522

Salaries and benefits (excludes stock compensation)	167,096	4,947	-	172,043
Supplies	68,375	50	-	68,425
Medical claims	-	163,430	(3,336)	160,094
Other operating expenses	82,604	6,079	-	88,683
Provision for bad debts	45,536	-	-	45,536
Rentals and leases	9,780	365	-	10,145
Adjusted EBITDA (1)	67,519	12,077	-	79,596

Interest expense, net	16,622	-	-	16,622
Depreciation and amortization	23,137	888	-	24,025
Stock compensation	2,128	-	-	2,128
Management fees	1,250	-	-	1,250

Earnings from continuing operations before loss on disposal of assets and income taxes	24,382	11,189	-	35,571
Loss on disposal of assets, net	(161)	-	-	(161)
Earnings from continuing operations before income taxes	$24,221	$11,189	$-	$35,410

	For the Quarter Ended March 31, 2009
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$421,179	$-	$-	$421,179
Premium revenue	-	157,495	-	157,495
Revenue between segments	2,312	-	(2,312)	-
Net revenue	423,491	157,495	(2,312)	578,674

Salaries and benefits (excludes stock compensation)	163,285	4,949	-	168,234
Supplies	63,670	83	-	63,753
Medical claims	-	128,910	(2,312)	126,598
Other operating expenses	70,611	7,342	-	77,953
Provision for bad debts	45,167	-	-	45,167
Rentals and leases	9,302	432	-	9,734
Hurricane-related property damage	938	-	-	938
Adjusted EBITDA (1)	70,518	15,779	-	86,297

Interest expense, net	15,817	-	-	15,817
Depreciation and amortization	23,415	881	-	24,296
Stock compensation	138	-	-	138
Management fees	1,250	-	-	1,250

Earnings from continuing operations before gain on disposal of assets and income taxes	29,898	14,898	-	44,796
Gain on disposal of assets, net	20	-	-	20
Earnings from continuing operations before income taxes	$29,918	$14,898	$-	$44,816

(1) Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, stock compensation, gain (loss) on disposal of assets and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles (“GAAP”), and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Six Months Ended March 31, 2010
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$862,234	$-	$-	$862,234
Premium revenue	-	391,245	-	391,245
Revenue between segments	6,012	-	(6,012)	-
Net revenue	868,246	391,245	(6,012)	1,253,479

Salaries and benefits (excludes stock compensation)	332,865	9,539	-	342,404
Supplies	133,737	97	-	133,834
Medical claims	-	344,673	(6,012)	338,661
Other operating expenses	160,929	12,346	-	173,275
Provision for bad debts	93,485	-	-	93,485
Rentals and leases	19,684	736	-	20,420
Adjusted EBITDA (1)	127,546	23,854	-	151,400

Interest expense, net	33,354	-	-	33,354
Depreciation and amortization	46,125	1,777	-	47,902
Stock compensation	2,249	-	-	2,249
Management fees	2,500	-	-	2,500
Earnings from continuing operations before loss on disposal of assets and income taxes	43,318	22,077	-	65,395
Loss on disposal of assets, net	(57)	-	-	(57)
Earnings from continuing operations before income taxes	$43,261	$22,077	$-	$65,338
	For the Six Months Ended March 31, 2009
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$819,626	$-	$-	$819,626
Premium revenue	-	320,672	-	320,672
Revenue between segments	4,009	-	(4,009)	-
Net revenue	823,635	320,672	(4,009)	1,140,298

Salaries and benefits (excludes stock compensation)	320,376	9,853	-	330,229
Supplies	123,411	168	-	123,579
Medical claims	-	267,609	(4,009)	263,600
Other operating expenses	144,396	12,907	-	157,303
Provision for bad debts	92,298	-	-	92,298
Rentals and leases	18,403	810	-	19,213
Hurricane-related property damage	938	-	-	938
Adjusted EBITDA (1)	123,813	29,325	-	153,138

Interest expense, net	34,795	-	-	34,795
Depreciation and amortization	47,540	1,752	-	49,292
Stock compensation	279	-	-	279
Management fees	2,500	-	-	2,500
Earnings from continuing operations before gain on disposal of assets and income taxes	38,699	27,573	-	66,272
Gain on disposal of assets, net	1,313	-	-	1,313
Earnings from continuing operations before income taxes	$40,012	$27,573	$-	$67,585

(1) Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, stock compensation, gain (loss) on disposal of assets and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended March 31,		Six Months Ended March 31,
	2010	2009	2010	2009
Consolidated Hospital Facilities
Number of acute care hospital facilities at end of period	15	15	15	15
Beds in service at end of period	2,884	2,796	2,884	2,796
Average length of stay (days)	4.9	4.7	4.8	4.7
Occupancy rates (average beds in service)	49.0%	49.7%	48.0%	48.2%
Admissions	26,458	26,249	51,711	50,399
Percentage change	0.8%		2.6%
Adjusted admissions	42,932	43,101	84,999	83,835
Percentage change	(0.4)%		1.4%
Patient days	128,336	123,257	248,887	236,954
Adjusted patient days	201,615	194,311	394,838	378,142
Outpatient revenue as a % of gross patient revenue	37.8%	37.6%	38.4%	38.4%

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended March 31,		Six Months Ended March 31,
	2010	2009	2010	2009
Consolidated Results
Net earnings from continuing operations	$22,140	$28,367	$41,477	$42,325
Add:
Interest expense, net	16,622	15,817	33,354	34,795
Income tax expense	13,270	16,449	23,861	25,260
Depreciation and amortization	24,025	24,296	47,902	49,292
Stock compensation	2,128	138	2,249	279
Loss (gain) on disposal of assets, net	161	(20)	57	(1,313)
Management fees	1,250	1,250	2,500	2,500
Adjusted EBITDA (1)	$79,596	$86,297	$151,400	$153,138

(1) Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, stock compensation, loss (gain) on disposal of assets and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

CONTACT:
IASIS Healthcare LLC
Investor Contact:
W. Carl Whitmer
President
or
John M. Doyle
Chief Financial Officer
615-844-2747
or
Media Contact:
Michele M. Peden
VP, Corporate Communications
615-467-1255